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EXHIBIT 10.6
        Notice: This Instrument contains a confession of judgment clause.

                               SENIOR SECURED NOTE

$750,000.00                                                    December 27, 1999
                                                                    New York, NY

         FOR VALUE RECEIVED, GLOBALETUTOR.COM, INC., a Nevada corporation ("Maker"), promises to pay to DIGITAL LAUNCH, INC. or its assigns ("Holder"), or to order, the principal sum of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000), together with interest on the unpaid principal balance hereof from time to time outstanding at the rate of one percent (1%) over the Prime Rate as reported in The Wall Street Journal, Eastern Edition, until the Note is paid in full.

         The entire unpaid principal balance of this Note, together with all unpaid interest, shall be paid not later than December 31, 2002, and it may be prepaid at Maker's option in whole or in part without penalty or premium. Any amounts due hereunder and not paid when due shall accrue interest at a rate equal to the greater of the interest rate set forth above and 14% per annum.

         Repayment of this Note is secured by a security interest in certain shares of capital stock (the "Collateral") owned by Thomas McMurrain (the "Shareholder") pursuant to a security agreement of even date herewith among the Shareholder and Holder (the "Security Agreement").

         Upon the occurrence of an Event of Default the Holder shall have then, or at any time thereafter, all of the remedies provided in the Investment Agreement, including accelerating all amounts then owed, and all of the remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of New York or afforded by other applicable law. "Event of Default" when used herein, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administration or government body or be caused by the provisions of any paragraph herein, means any one of the following events:

                  (a) Default in the payment of any interest on this Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

                  (b) Default in the payment of the principal amount of this Note when due, whether at maturity, upon prepayment, or otherwise; or

                  (c) Default in the performance or breach of any covenant or warranty of Maker in this Note (other than a covenant or warranty the breach or default in performance of which is elsewhere in this section specifically dealt with), and continuation of such default or breach for a period of 60 days after there has been given to Maker by certified mail, by the holder of this Note, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

                  (d) The entry of a decree or order by a court having jurisdiction in the premises adjudging Maker a bankrupt or insolvent under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee (or other similar official) of Maker or of any substantial part of its property, or ordering the winding up or liquidation of its


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         affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (e) The institution by Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or a filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law; or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee (or other similar official) of Maker or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Maker in furtherance of any such action.

         If an Event of Default occurs and is continuing, then, in every such case, the holder of this Note may declare the principal of this Note to be due and payable immediately, by a notice in writing to Maker of such default, and upon any such declaration, such principal shall become immediately due and payable. At such time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained by the holder, the holder of this Note, by written notice to Maker, may rescind and annul such declaration and its consequences, if all Events of Default, other than the nonpayment of the principal of this Note which has become due solely by such acceleration, has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         So long as any amounts remain unpaid and outstanding under this Note, Maker agrees with Holder as follows, except as otherwise agreed or consented to in writing by Holder:

         (1) INSPECTION. The Maker shall permit the Holder, or any authorized representative thereof, to visit and inspect the properties of Maker, including its corporate and financial records, and to discuss its business and finances with officers of the Maker, without prior notice and as often as may be reasonably requested.

         (2) FINANCIAL STATEMENTS AND OTHER INFORMATION. Maker will deliver to the Holder:

                  (a) within 90 days after the end of each fiscal year of the Maker, a balance sheet of the maker as at the end of such year and statements of income and of changes in financial condition of the Maker for such year, reviewed by certified public accountants, and prepared in accordance with generally accepted accounting principles;

                  (b) within 45 days after the end of each fiscal quarter of the Maker, a balance sheet of the maker as at the end of such quarter, and statements of income and of changes in financial condition of the Maker for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter; and

                  (c) within 30 days after the end of each month, a balance sheet of the maker as at the end of such month and statements of income of the Maker for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Maker's projected financial statements for the corresponding periods for the current fiscal year.

         (3) MATERIAL CHANGES AND LITIGATION. The Maker will promptly notify the Holder of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Maker and of any litigation or governmental proceeding or investigation pending or, to the best knowledge of the Maker, threatened against the Maker, or against any officer, director, key employee or principal stockholder of the Maker materially


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affecting or which, if adversely determined, would materially adversely affect its present or proposed business, properties, assets or condition taken as a whole.

         (4) MERGERS AND OTHER TRANSFERS. The Maker will not merge or consolidate with any person, firm, association or corporation, (ii) transfer, sell, assign, lease or otherwise abandon or dispose of (whether in one transaction or a series of transactions) any material part of its assets except in the normal course of business, (iii) change the nature of its business, (iv) create any subsidiaries, or (v) liquidate, dissolve or cease active business operations.

         (5) ARTICLES OF INCORPORATION AND BYLAWS. The Maker will not amend its Articles of Incorporation or Bylaws.

         (6) JUDGMENTS AND LIENS. The Maker shall not create, incur, assume or permit to exist any mortgage, lien, security interest, charge or encumbrance on any property or assets now owned or hereafter acquired by it except:

                  (a) Liens arising out of judgments or awards (A) which have been in force less than the applicable appeal period so long as execution is not levied thereunder, or (B) in respect of which the Maker shall in good faith be prosecuting an appeal or proceedings for review and in respect of which the Maker shall have secured a subsisting stay of execution pending such appeal or proceedings for review;

                  (b) Liens for taxes, assessments or governmental charges or levies, provided payment thereof shall not at the time be required;

                  (c) Deposits, liens, bonds or pledges to secure payment of worker's compensation, unemployment insurance, pensions, regulatory obligations or other social obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

                  (d) Mechanic's, worker's, repairmen's, warehousemen's, vendor's, or carrier's liens, or other similar liens arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such liens;

                  (e) Liens arising by operation of law under lease agreements made in the ordinary course of business and confined to the property rented;

                  (f) Liens on property securing the purchase price of property acquired after the date hereof provided that each of such liens (A) is given solely to secure indebtedness not exceeding one hundred percent (100%) of the lesser of the cost or fair market value of such property, (B) does not extend to any other property and (C) is given at the time of acquisition of the property;

                  (g) Currently outstanding liens; and

                  (h) Extension, renewal or refunding of indebtedness secured by liens permitted by the foregoing, provided that the then outstanding amount of such indebtedness is not increased and such liens do not extend to property not then encumbered thereby.

         (7) PURCHASE OF SECURITIES. The Maker will not purchase the outstanding equity securities of any other person, firm, association or corporation, except obligations issued or guaranteed by the United States government or any state or political subdivision thereof or other short-term instruments normally


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marketed by banks and nationally recognized brokerage firms, provided nothing herein shall restrict the Maker from maintaining accounts with federally insured banking institutions or money market funds.

         (8) DECLARATION OF DIVIDENDS, ETC. The Maker will not (i) make, pay or declare any distributions or dividends of cash or property with respect to its issued shares of Common or Preferred Stock; (ii) directly or indirectly redeem, repurchase or otherwise reacquire any shares of its Common or Preferred Stock; or (iii) make any other payments outside the ordinary course. The Maker is further prohibited from declaring or distributing, without the prior written approval of Holder in its sole discretion, any executive bonus or other form of additional compensation considered to be unusual or excessive by industry standards.

         (9) PAYMENTS TO OFFICERS. The Maker shall not loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible), to, or enter into any agreement or arrangement with, any of the Maker's officers or directors, except for compensation to officers pursuant to existing agreements and reimbursement of expenses incurred by employees of the Maker in connection with their employment. The Maker shall not increase the salary or other compensation payable to any officer, employee or consultant of the Maker without the prior written approval of the Holder.

         (10) INDEBTEDNESS. Except for the existing indebtedness reflected on the balance sheets delivered previously to Holder, and indebtedness, whenever incurred, which is subordinate to the Note, provided such subordinated debtholder has signed an intercreditor agreement acceptable to Holder, the Maker shall not incur any indebtedness for borrowed money, including pension fund loans or purchase money indebtedness, or guarantee any such indebtedness or issue or sell any debt securities of the Maker or guarantee in any manner (including, without limitation, by agreeing to maintain the financial condition of another person) any debt securities of others.

         (11) EXPENDITURES. The Maker shall deliver to holder a reasonably detailed written use of proceeds description not later than the date of this Note, and shall conform its expenditures and investments to such description, except as the holder may otherwise consent.

         The covenants of the Maker contained above shall terminate, and be of no further force or effect, upon the repayment in full of all amounts due under the Note.

         Maker represents and warrants that this Note evidences one or more loans made to the Maker for the purpose of carrying on a business or commercial enterprise.

         All parties to the transaction evidenced by this Note, whether Maker, guarantor, surety or endorser, hereby jointly and severally waive all exemption rights, whether under any state constitution, homestead exemption or otherwise, and also severally waive demand, presentment for payment, notice of dishonor, valuation and appraisement and expressly agree that the maturity date hereof may be extended from time to time without in any way affecting the liability of Maker, any guarantor, surety or endorser.

         The obligations evidenced by this Note shall be the joint and several obligations of all makers, sureties, guarantors and endorsers and shall be binding upon them and their heirs, successors and permitted assigns.

         This Note is subject to the express condition that at no time shall Maker be obligated to pay interest hereunder at a rate which could subject the Holder to either criminal or civil liability as a result of


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being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If, by the terms of this Note, Maker is at any time obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

         If this Note is not paid when due, Maker hereby irrevocably authorizes any clerk of any court of record or any attorney to enter in any court of competent jurisdiction in the State of New York or the State of Georgia, or any other State or Territory of the United States, judgment by confession against the Maker and in favor of the holder of this Note for the entire amount of this Note then remaining unpaid (including principal, accrued interest and late charges), together with attorney's fees equal to fifteen percent (15%) of the unpaid balance of this Note and court costs, without issuance or service of process, stay of execution or right of appeal, and expressly waiving the benefit of all exemption laws (whether by state constitution, homestead exemption or otherwise) and all irregularity or error in entering said judgment or the execution thereon. No single exercise of the foregoing power to confess judgment shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable or void, but the power shall continue undiminished, and it may be exercised from time to time as often as the holder of this Note shall elect, until such time as the holder of this Note shall have received payment in full of all indebtedness of the Maker to the holder of this Note under the terms hereof.

         THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR IN CONNECTION WITH, THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO ENTER INTO THE CONTEMPLATED TRANSACTION. THE HOLDER HEREBY WAIVES ITS RIGHT TO JURY TRIAL TO THE SAME EXTENT AS SUCH RIGHT IS WAIVED BY THE MAKER.

         None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the Holder expressly referring hereto and setting forth the provision so excluded, modified or amended.

         This Note shall be governed by the laws of the State of New York.

ATTEST:                                              GLOBALETUTOR.COM, INC.

----------------------------                         By: /s/ Thomas McMurrain
Name:                                                Title: Vice President


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                            SECURITY AGREEMENT

         This SECURITY AGREEMENT is dated as of December 28, 1999, and is executed by THOMAS MCMURRAIN ("Shareholder"), with an address at ________________________, pursuant to the terms of that certain Senior Secured Note ("Note"), dated this same date, executed and delivered by GLOBALETUTOR.COM, INC., a Nevada corporation ("Global"), to DIGITAL LAUNCH, INC., a Delaware corporation, and pursuant to that certain Agreement and Plan of Reorganization (the "Acquisition Agreement"), entered into as of this same date by and among Shareholder, Global and Digital. In consideration of the promises, covenants and agreements herein and therein, Shareholder hereby agrees that Digital shall have the rights, remedies and benefits hereinafter set forth.

         1.       For the purposes of this Agreement:

                  (a) The term "Liabilities" shall include any and all obligations and liabilities of any kind arising in any way of Global to Digital, now existing or hereafter created, under the Note, the Acquisition Agreement or otherwise; all liabilities and obligations of Global hereunder; as well as all costs, expenses, advances and liabilities which may be made or incurred by Digital in any way in connection with any of the Liabilities or any collateral security therefor. The term also includes specifically, but not by way of limitation, any damages, costs or expenses suffered by Digital or to which they may become subject (1) as a result of the failure of Global to perform any material obligation or term of the Note or the Acquisition Agreement, (2) in the event that any of Global's representations in the Note or the Acquisition Agreement are materially breached or untrue, regardless of when such breach may be discovered, and (3) in the event of any challenge by any other person or party to the authority of Global or the Shareholder to enter into the acquisition transaction contemplated by the Acquisition Agreement or to take any of the actions contemplated thereunder.

                  (b) The term "Collateral" shall mean all of the issued and outstanding shares of capital stock of Global, all of which are owned by Shareholder effective as of the date of the Note and of closing under the Acquisition Agreement, consisting of 4,820,000 shares of common stock of Global.

                  (c) The term "Agent" shall mean such person or firm that shall be appointed by Digital to take and retain possession of the Collateral in order to perfect the security interest granted hereunder, and Digital shall promptly notify the Shareholder of the name and address of the Agent and of any change of Agent.

         2. As security for the payment of all Liabilities, the Shareholder hereby grants to Digital a continuing security interest in all the Collateral referenced in 1(b) above and any part thereof.

         3. The Shareholder represents, warrants and covenants that:

                  (a) The Collateral constitutes all of the issued and outstanding capital stock of Global as of the date hereof, and Global will not, and Shareholder will take all necessary action such that Global does not, issue any other shares of capital stock while the Note is outstanding, except with the prior written approval of Digital.

                  (b) Shareholder has good title to the Collateral, free and clear of any liens and encumbrances, excepting the security interests granted hereby.

                  (c) This Agreement creates a valid and enforceable security interest in the Collateral securing the payment of the Liabilities, and upon the filing of the necessary financing statements, or the


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taking of possession of the Collateral which consists of securities, such security interest will be a valid and perfected first priority security interest.

                  (d) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Shareholder of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Shareholder or (ii) for the perfection of or the exercise by Digital of its rights and remedies hereunder except, if required, the filing of financing statements.

         4. At any time and from time to time, upon the request of Digital, the Shareholder will, at its own expense:

                  (a) Defend the Collateral against the claims and demands of all persons.

                  (b) Deliver and pledge to Digital, endorsed or accompanied by instruments of assignment or transfer satisfactory to Digital, any instruments, documents and chattel paper which they may specify.

                  (c) Give, execute, deliver and file or record in the proper governmental offices, any instrument, paper or document, including but not limited to one or more financing statements under the Uniform Commercial Code, satisfactory to Digital or Agent, or take any action, which Digital or Agent may deem necessary or desirable in order to create, preserve, perfect, extend, modify, terminate or otherwise affect any security interest granted pursuant hereto, or to enable Digital or Agent to exercise or enforce any of the rights of Digital hereunder.

                  (d) Keep, and stamp or otherwise mark, any of its documents, instruments and chattel paper and its individual books and records relating to any of the Collateral in such manner as Digital or Agent may require.

                  (e) Pay, or reimburse Digital or Agent in the amount of, all expenses (including reasonable fees and expenses of attorneys, experts and agents) incurred in any way in connection with the exercise, defense or assertion of any rights or interests of Digital hereunder, the enforcement of any provisions hereof, or the management, preservation, use, operation, maintenance, collection, possession, disposition or enforcement of any of the Collateral (all such expenses to be Liabilities hereunder).

         5. Without the prior written consent of Digital or Agent, Shareholder shall not (i) transfer, sell or assign any of the Collateral; (ii) allow or permit any other security interest or lien to attach thereto; (iii) file, or authorize or permit to be filed, in any jurisdiction any financing statement relating to any of the Collateral unless Digital is named as sole secured party;
(iv) permit any of the Collateral to be levied upon under any legal process; or
(v) permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded hereby.

         6. Agent is hereby appointed Digital's attorney-in-fact to do all acts and things which Digital may deem necessary to perfect and continue perfected the security interest created hereby and to protect and preserve the Collateral.

         7. With this Agreement and the Collateral, the Shareholder shall deliver to Digital an executed stock power, duly endorsed in blank, to facilitate any foreclosure or transfer of the Collateral that may be required.


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         8. (A) Upon default by Shareholder or Global in the performance of any covenant or agreement herein, in the Note, or in the Acquisition Agreement, or any other agreement or document covering any of the Liabilities, or in the discharge, payment or performance of any of the Liabilities, or if any representation or warranty herein should prove untrue, or (B) in the event (1) any of Shareholder's or Global's representations in the Acquisition Agreement are materially breached or untrue, regardless of when such breach may be discovered, or (2) there may be any challenge by any other person or party to the authority of the Shareholder or Global to enter into the acquisition transaction contemplated by the Acquisition Agreement or to take any of the actions contemplated thereunder, Digital and the Agent shall have with respect to the Collateral all of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law and all rights provided herein or in any other applicable security or other agreement, all of which rights and remedies shall, to the full extent permitted by law, be cumulative. Digital or the Agent may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any place, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Digital may deem commercially reasonable. Any notice of sale, disposition or other intended action by Digital or the Agent, sent to the Shareholder at the address specified above, or such other address of Shareholder as Shareholder may have notified Digital and the Agent from time to time, at least five days prior to such action, shall constitute reasonable notice to the Shareholder.

         9. The powers conferred on Digital and the Agent hereunder are solely to protect the interest of Digital in the Collateral and shall not impose any duty upon them to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Digital and the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve any right of or against other parties pertaining to any Collateral. Shareholder agrees to indemnify Digital and the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or Digital's interest in the Collateral, except claims, losses or liabilities resulting from Digital's or the Agent's gross negligence or willful misconduct.

         10. No provision hereof shall be modified except by a writing signed by Digital or the Agent, on behalf of Digital, and the Shareholder expressly referring to the provision hereof so modified.

         11. This Agreement shall be binding upon and shall inure to the benefit of the assigns or successors of the Shareholder and Digital.

         12. No delay, failure to enforce, or single or partial exercise on the part of Digital in connection with any of its rights hereunder shall constitute an estoppel or waiver thereof, or preclude other or further exercise or enforcement thereof and no waiver of any default hereunder shall be a waiver of any subsequent default.

         13. This Agreement shall be governed as to its validity, interpretation and effect in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except if the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than New York. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as enacted in New York shall have the meanings therein stated.

         This Agreement has been executed at New York, NY, as of the date first set forth above.
                                                         SHAREHOLDER:
                                                         By /s/ Thomas McMurrain